EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Subsidiaries - Direct/wholly-owned                                                      State of Incorporation
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Community Bank                                                                                   Alabama
Community (AL) Capital Trust I                                                                   Delaware

Subsidiaries - Indirect/wholly-owned by Community Bank
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Community Appraisals, Inc.                                                                       Alabama
1st Community Credit Corporation                                                                 Alabama
Community Insurance Corp.                                                                        Alabama

Subsidiaries - Indirect/ wholly-owned by Community Insurance Corp.
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Southern Select Insurance, Inc.                                                                  Alabama